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                                                                 Exhibit 10.5(c)
                           TRADEMARK AGREEMENT OUTLINE

Parties
Background

ARTICLE I    -    Definitions
                  1.  Licensed Trademark
                  2.  Licensed Product - Appendix A patents
                  3.  Combination Product
                  4.  Territory
                  5.  Net Sales
                  6.  Exclusive License

ARTICLE II   -    Grant of Exclusive License
                  1.  Exclusive License Grant to Use Licensed Trademark
                  2.  Promote and Sell Licensed Product Employing Licensed
                      Trademark
                  3.  Use of Licensed Trademark on Combination Product

ARTICLE III  -    Royalties and Royalty Payment Terms
                  1.  Royalty Rate on Net Sales
                  2.  Royalty Payment and Statement
                  3.  No Multiple Royalties
                  4.  Taxes on Royalty Payments
                  5.  Sublicensees Payment on Behalf of License
                  6.  Records and Audit

ARTICLE IV   -    Licensor's Obligations
                  1.  Trademark Registration
                  2.  Third Party Infringement of Licensed Trademark

ARTICLE V    -    Licensee's Obligations
                  1.  Products Bearing Licensed Trademark - Standard of
                      Quality
                  2.  Licensed Trademark Sole Property of Licensor
                  3.  Licensee Not to Contest Validity of Licensed Trademark

ARTICLE VI   -    Duration and Termination
                  1.  Duration
                  2.  Termination for Breach
                  3.  Survival of Obligations

ARTICLE VII  -    Representations and Warranties
                  1.  Licensor's Representations and Warranties
                  2.  Licensee's Representations and Warranties

ARTICLE VIII -    Indemnification
                  1.  Intellectual Property Indemnification
                  2.  Licensor Indemnification
                  3.  Licensee Indemnification

ARTICLE IX   -    Miscellaneous Provisions
                  1.  Successors and Assigns
                  2.  Governing Law
                  3.  Modification or Waiver
                  4.  Notices
                  5.  Force majeure
                  6.  Counterparts
                  7.  Entire Agreement
                  8.  Severability

ARTICLE X   -     Arbitration
                  Execution
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                              TRADEMARK AGREEMENT


AGREEMENT made this ________ day of January, 1993, by and between ________________________, a _______________ corporation (hereinafter called
"Licensor") ________________________________ and CEPHALON INC., a Delaware
corporation (hereinafter called "Licensee"), 145 Brandywine Parkway, West Chester, PA 19380, U.S.A.

WITNESSETH:

WHEREAS, Licensee and Laboratoire Lafon ("LAFON") entered into an agreement dated this day (hereinafter called the "License Agreement") in which Licensee was granted an Exclusive License to make, have made, use and sell Licensed Products (as defined herein) in the Territory (as defined herein); and

WHEREAS, Licensor warrants and represents that it is the sole owner of and has the full right, title and interest in and to the Licensed Trademark (as defined herein) in the Territory; and

WHEREAS, Licensor is interested in granting and Licensee is interested in receiving an Exclusive License to use the Licensed Trademark in connection with the sale of Licensed Product in the Territory.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties mutually agree as follows:

                            ARTICLE I - DEFINITIONS

Capitalized terms not otherwise defined herein shall have the same meaning assigned to them in the License Agreement. For purposes of this Agreement the following words and phrases shall have the following meanings:

1. "Licensed Trademark" shall mean the word "___________" (to be completed later by the parties) or such other word or name as shall be agreed upon by the parties in writing which word or name is to be registered as a trademark in the Territory and owned by Licensor.

2. "Licensed Product" shall mean any pharmaceutical specialty (whether sold by prescription, over-the-counter, or otherwise) containing the Compound.

3. "Combination Product" shall mean any Licensed Product containing the Compound and one or more other pharmacologically active ingredients.

                                      -1-
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4.   "Compound" shall mean Modafinil and/or other compounds, isomers or salts thereof.

5. "Territory" shall mean the territory of U.S.A., its territories and possessions, and Mexico.

6. "Net Sales" shall mean the gross proceeds derived by Licensee and/or its sublicensees from the sale of Licensed Product bearing the Licensed Trademark in the Territory while this Agreement is in effect, after deducting normal and customary cash and trade discounts, returns, allowances, transportation and insurance charges or allowances, if shown on the invoice for the sale, and sales, excise, turnover or similar taxes, if any paid or allowed by Licensee, or its sublicensees directly in respect of such sales. Net Sales for Combination Products shall be determined by multiplying the Net Sales of such Combination Product by a fraction; the numerator of the fraction shall be the cost to Licensee of the active substance supplied by Licensor, and the denominator shall be the total cost to Licensee of all active ingredients contained in such Combination Product but in no event shall the royalty be decreased to less than one-half (1/2) of the amount obtained in applying the royalty rate under Article III, Paragraph 1 below to the Net Sales of the Combination Product. Costs shall be determined according to Licensee's accounting methods for determining the cost of its pharmaceutical products.

7. "Exclusive License" shall mean a license whereby Licensee's rights shall be sole and entire and shall operate to exclude all others including Licensor.

8. "Licensee" shall mean Cephalon, Inc. and any entity controlled by Cephalon, including any subsidiary or other entity as to which Cephalon owns at least 50% of the voting stock or the right to receive at least 50% of the profits.

                         ARTICLE II - GRANT OF LICENSE

1. Licensor hereby grants to Licensee an Exclusive License to use the Licensed Trademark as a trademark for the Licensed Product in the Territory, including the right to grant sublicenses, subject to the terms and conditions of this Agreement. Licensee shall be liable to Licensor for the thorough application by its sublicensees of the obligations of its sublicensees hereunder.

2. During the term of the License Agreement, Licensee agrees to promote and sell Licensed Product employing the Licensed Trademark, in the Territory; provided, however, Licensee may promote and sell Licensed Product solely by its generic drug designation without employing the Licensed Trademark when

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

     such action is necessary in order to sell Licensed Product in compliance with governmental regulations or restrictions.

3. Licensee shall to the extent reasonably possible use the Licensed Trademark on Combination Products giving consideration to the amount of Licensed Product in such Combination Product and other relevant business factors. In the event Licensee is unable to use the Licensed Trademark for a Combination Product, Licensee will under the terms of this Agreement sell such Combination Product using a registered trademark owned by Licensor in the Territory, provided that Licensor shall have granted to Licensee all rights necessary to so use such registered trademark.

                            ARTICLE III - ROYALTIES

1. For and in consideration of the Exclusive License to use the Licensed Trademark granted herein, Licensee shall pay Licensor a royalty as follows:

     a) during the first fifteen (15) years of the term of this Agreement, four percent (4%) of Net Sales; and

     b) during the next succeeding five (5) years of the term of this Agreement, two percent (2%) of Net Sales.

     Thereafter, Licensee's license under Article II to use the Licensed Trademark shall be fully paid-up and irrevocable.

2. Royalty payments shall be made in U.S. Dollars within sixty (60) days after the last day of June and December for royalties accruing on sales during the six (6) preceding calendar months. Each royalty payment shall be accompanied by a statement which shall set forth the gross sales, the detail of the deductions made according to Article I, Paragraph 5 above, and the Net Sales figure. If Licensee receives Net Sales in a currency other than US Dollars, royalties shall be calculated by using the rate for converting such currency into US Dollars quoted as the New York foreign exchange selling rate on the last business day of the royalty period.

3. No royalties shall be payable on sales between Licensee and its sublicensees.

4. All taxes assessed, imposed on or required to be withheld from royalty payments due Licensor, will be deducted from the sums due. Tax receipts will be received by Licensee evidencing such payments which receipts will be forwarded to Licensor.

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5.   Any sublicensee of the Licensee may pay on behalf of Licensee any obligation of Licensee under this Agreement and such payment shall be received by Licensor in lieu of payment by Licensee with the same effect as if payment had been tendered by Licensee in satisfaction of such obligation under this Agreement.

6. Licensee shall, and shall require its sublicensees to, keep and maintain records of sales made pursuant to the license and/or sublicenses granted hereunder. Such records shall be open to inspection at any reasonable time and upon reasonable notice (but not more than once each calendar year) within three (3) years after the royalty period to which such records relate, by an independent certified public accountant selected by Licensor, retained at Licensor's expense and approved by Licensee, such approval not to be unreasonably withheld. Such accountant shall have the right to examine the records kept pursuant to this Agreement only to verify the royalty payments to be made by Licensee to Licensor hereunder. Such accountant shall keep confidential all information it receives in the course of such inspection and may report the findings of said examination of records to Licensor and to Licensee only insofar as it is necessary to evidence any mistake or impropriety on the part of Licensee and/or its sublicensees.

                      ARTICLE IV - LICENSOR'S OBLIGATIONS

1. Licensor agrees that it will file and diligently prosecute an application to register the Licensed Trademark in the Territory. Licensor, at its expense, will maintain such registration in the Territory for so long as Licensee shall market Licensed Product bearing the Licensed Trademark in the Territory.

     Upon the request of Licensor from time to time, Licensee will execute all instruments or papers and render such other assistance as Licensor may reasonably request in order to effect the registration and/or the recording of Licensee as the registered user of the Licensed Trademark.

2. In the event the Licensed Trademark is infringed in any country of the Territory, Licensor agrees to immediately commence appropriate legal action to stop such infringement at its sole expense, and Licensee shall assist it to do so, at Licensee's expense. If Licensor fails to initiate such action within ninety (90) days after being notified by Licensee of the infringement, Licensee shall have the right to bring such action at its own expense, in the name of Licensor, and the latter agrees to give Licensee its complete cooperation, at Licensor's expense.

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                      ARTICLE V - LICENSEE'S OBLIGATIONS

1. Licensee agrees that the Licensed Products sold by Licensee bearing the Licensed Trademark will be of such a standard of quality so as not to jeopardize the Licensed Trademark. The standard of quality shall meet the requirements of the appropriate administrative agency in the Territory in connection with such Licensed Product. Licensee will periodically forward to Licensor, upon Licensor's written request, samples of the Licensed Products as may reasonably be required to determine that the above standards are being met.

2. Nothing contained in this Agreement will grant to Licensee any right, title or interest in the Licensed Trademark. The Licensed Trademark is the sole property of the Licensor and any and all uses by Licensee of the Licensed Trademark in the Territory will inure to the benefit of the Licensor.

3. Licensee will not raise or cause to be raised any questions concerning, or objections to, the validity of the Licensed Trademark or to the right of the Licensor thereto, on any grounds whatsoever.

                     ARTICLE VI - DURATION AND TERMINATION

1. Unless sooner terminated as provided herein, this Agreement shall terminate at the date upon which Licensee and its sublicensees shall cease to market and sell the Licensed Product in the Territory.

2. If either party hereto shall fail to comply with any of its obligations under this Agreement, and shall fail to remedy any such breach within ninety (90) days, after receipt of written notice thereof from the other party, the party not in default shall have the right to terminate this Agreement by giving written notice of termination.

3. Termination of this Agreement or any license granted hereunder for any reason by either party shall not relieve the parties of any obligation accruing prior to such termination.

                 ARTICLE VII - REPRESENTATIONS AND WARRANTIES

1.   The Licensor hereby represents and warrants to the Licensee as follows:

     a) This Agreement has been duly executed and delivered by the Licensor and constitutes the legal, valid and binding obligation of the Licensor enforceable against the Licensor in accordance with its terms.

     b) The execution, delivery and performance of this Agreement by the Licensor, and any acts contemplated to be performed by the Licensor hereby, will not violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent of any other party to, any agreement, contract, commitment or other instrument, document or understanding, oral or written, to which the Licensor is a party or by which the Licensor is otherwise bound.

     c) The Licensor is the sole owner of the entire right title and interest in and to the Licensed Trademark free and clear of all liens, encumbrances and claims of others. The Licensor has received no notice of any claims for infringement, unfair competition, appropriation of trade secret or the like relating to the Licensed Trademarks.

2.   The Licensee hereby represents and warrants to the Licensor as follows:

     a) This Agreement has been duly executed and delivered by the Licensee and constitutes the legal, valid and binding obligation of the Licensee enforceable against the Licensee in accordance with its terms.

     b) The execution, delivery and performance of this Agreement by the Licensee, and any acts contemplated to be performed by the Licensee hereby, will not violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent of any other party to, any agreement, contract, commitment or other instrument, document or understanding, oral or written, to which the Licensee is a party or by which the Licensee is otherwise bound.

                        ARTICLE VIII - INDEMNIFICATION

1. The Licensor will reimburse, indemnify and hold harmless the Licensee from and against (i) breach by the Licensor of its representations, warranties or covenants hereunder; (ii) any and all actions, claims or demands of third parties arising out of any action or omission of the Licensor hereunder and (iii) all actions, proceedings, claims, damages, costs, expenses (including, without limitation, costs of defense and fees and expenses of legal counsel) and demands by third parties of every kind and nature arising from the licenses and assignments granted hereunder, including any demands by third parties with respect to the infringement or alleged infringement of any trademark or other proprietary rights belonging to such third parties resulting from the Licensee's use of the Licensed Trademarks in connection with this Agreement.

2. The Licensee will reimburse, indemnify and hold harmless the Licensor from and against (i) breach by the Licensee of its representations, warranties or covenants hereunder and (ii) any and all actions, claims or demands of third parties arising out of any action or omission of the Licensee hereunder.

                     ARTICLE IX - MISCELLANEOUS PROVISIONS

1.   Successors and Assigns - This Agreement shall be binding upon and inure to
     ----------------------
     the benefit of the successors and assigns of the parties hereto. This Agreement cannot be assigned by any of the parties hereto without the prior approval of the other party in writing; provided, however, that either party may, without such consent, assign this Agreement in connection with the transfer or sale of all or substantially all of its business or in the event of its merger or consolidation with another company. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either party of responsibility for the performance of any accrued obligation which such party then has hereunder.

     Notwithstanding the foregoing, if prior to FDA approval of the initial Licensed Product, Licensee (i) sells 60% or more of its tangible assets, or
     (ii) participates in or becomes subject to a merger in which it is not the surviving entity, the transaction may proceed without the consent of Licensor but, within ninety (90) days after such event, the parties (in the case of Licensee, any successor to Licensee) shall meet to review the development and commercialization plans for the Licensed Product of the successor entity. If the successor to Licensee does not wish to continue aggressively the development and commercialization plans for the Licensed Products on the same schedule as CEPHALON, it shall, upon request of Licensor, sublicense its right under this Agreement (subject to the approval of Licensor in accordance with Article II), for a sublicense fee of no more than 1.5X Licensee's investment in the development of Licensed Products to the date of such sublicensing in addition to any amounts due to Licensor hereunder.

2.   Governing Law - This Agreement shall be governed by and construed in
     -------------
     accordance with the laws of France, except that the scope and validity of the Licensed Trademarks shall be governed by the laws of the applicable jurisdiction.

3. Modification or Waiver - No modification or waiver of any of the provisions of this Agreement shall be valid unless in writing signed by the parties hereto or signed by the party against whom enforcement of such modification or waiver is sought.

4. Notices - Notice hereunder shall be deemed sufficient if given by registered air mail, postage prepaid, and addressed to the party to receive such notice at the address given above, or at such other address as may hereafter be designated by notice in writing.

5. Force Majeure - Neither party shall be liable to the other party for any delay in performance or nonperformance of any of its obligations hereunder caused by any act of God, explosion, fire, war, labor disputes, order or decree of any court or governmental authority, or other unforeseeable cause wholly beyond the control and without the negligence of such party provided the party so affected promptly notifies the other party and uses its best efforts to remove such cause as soon as reasonably practical.

6. Counterparts - This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Licensor and Licensee. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, but all of which together shall constitute one and the same instrument.

7. Entire Agreement - This Agreement contains all of the covenants, terms and undertakings of the parties with respect to the particular subject matter hereof and all prior agreements among the parties relating to the subject matter hereof, whether written or oral, are merged herein and shall be of no force and effect. This Agreement cannot be changed, modified or discharged except by an instrument in writing signed by both parties hereto.

8. Severability - If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

                            ARTICLE X - ARBITRATION

Any difference between the parties hereto concerning the interpretation or application of this Agreement which could not be resolved amicably shall be finally settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators designated in accordance with said Rules. This Agreement shall be construed, and the rights of the parties determined, in accordance with the French laws. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. The place of arbitration will be Geneva.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the day and year first written above.


CEPHALON, INC.                              [Genelco]
                                            ------------------------------------


By /s/ Frank Baldino, Jr.                   By /s/ [ILLEGIBLE]
   -------------------------------             ---------------------------------
   Frank Baldino, Jr.
   President

ATTEST                                      ATTEST


By /s/ Jack Lief                            By /s/ [ILLEGIBLE]
   -------------------------------             ---------------------------------
   Jack Lief
   Secretary





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